EXHIBIT 10.2

                               LEASE AGREEMENT

      THIS AGREEMENT, made as of this 7th day of January, 1992, by and between GLENN H. MARTIN and ELOUISE A. MARTIN, of Jericho, in the County of Chittenden and State of Vermont (hereinafter called "Landlord") and NEW ENGLAND WIRELESS INC., a Vermont Corporation with a principal place of business at 56 Green Street, Bellows Falls, Vermont, 05101 (hereinafter called "Tenant").

      1. Description of Premises. The Landlord hereby leases to the Tenant two buildings in the Jericho East Complex, one of a approximately Four Hundred Forty square feet and the other of approximately Fourteen Hundred square feet and a parcel of land approximately 100 feet by 100 feet all as more particularly shown on Schedule A attached hereto and incorporated herein.

      2. Commencement and Term. The term of this Lease shall commence on the 1st day of February, 1992 and shall expire on the 31st day of January, 1997. The tenant shall have the right to renew this lease for three additional Five year terms upon the same terms and conditions except that the rental amount shall continue to be adjusted annually from the previous rental amount pursuant to Paragraph 3B. Lessee shall notify Lessor in writing of such renewal prior to the expiration of the Lease term.

      3. Rental Payments. (A) Tenant agrees to pay rent at the annual rate of Nineteen Thousand Two Hundred Dollars per annum. Said amount shall be adjusted annually as set forth below. Tenants shall pay said minimum rent in equal monthly installments of Sixteen Hundred Dollars per month in lawful money of the United State in advance, on the first of each calendar month during the term of the Lease.

      (B) At the beginning of the second Lease Year and at the beginning of each Lease Year thereafter, Tenant's minimum rent shall be adjusted based upon changes in the cost of living, as those changes are reflected in the Consumer Price Index for all Urban Consumers for the United States Average (1982-1984=100) ("C.P.I.") published by the Bureau of Labor Statistics ("BLS") of the United States Department of Labor. At the commencement of each Lease Year beginning with the second Lease Year, the rent shall be increased as follows:

      Multiply the annual minimum rent for the immediately preceding Lease Year by a fraction, the numerator of which is the C.P.I. for the month published last prior to the commencement of the new Lease Year, and the denominator of which is the C.P.I. for the month one year prior to the month used to determine the numerator. The product shall be the annual rent for the new Lease Year.

Under no circumstances shall the foregoing adjustments result in a decrease in the minimum rent. If the C.P.I. decreases from one Lease Year to the next at any time during the term of this Lease, the minimum rent shall remain the same as the minimum rent for the prior year. If the BLS changes the base reference period for the C.P.I. from 1982-1984=100, the cost of living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of, the C.P.I. then a substitute index for determining cost of living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably designed by Landlord.

The annual rental for the first year of any Lease renewal shall be the rental amount for the previous year as adjusted by the C.P.I. as provided in this Paragraph and the rental amount for the subsequent years of any Lease renewal shall be computed in the same manner as provided in this Paragraph.

      4. Security Deposit. Tenant shall deposit with the Landlord at the time of execution of this Lease the sum of One Thousand Six Hundred Dollars as a security deposit to insure compliance with all of the terms and conditions as herein provided. This deposit shall not bear interest.

      5. Net Lease. This is a net lease and the Landlord shall not be required to provide any services or do any action in connection with the demised premises except as specifically provided herein, and the rent reserved hereunder shall be paid the Landlord without any claims on the part of the tenant for diminution or abatement.

      6. Use of the Premises. Tenant shall use the demised premises for the conduct of its principal business. Any change of use must be approved by the Landlord in writing.

      7. Parking Area and Easements. The Tenant shall have reasonable use the parking area as shown on Schedule A attached hereto. The overnight parking of up to twelve service type vehicles or automobiles will be allowed.

      8. Maintenance and Repair. The Tenant shall, during the term of this Lease, at its sole expense, keep the interior of Leased premises in as good order and repair as they are at the commencement of this Lease, reasonable wear and tear excepted. Lessor shall be responsible for all structural repairs provided said repairs are not caused by the negligence or fault of the Lessee. Landlord shall be responsible for snow removal, trash removal and the up keep of the lawns surrounding the leased premises.

      9. Utilities and Services. The Tenants specifically agrees to pay for all charges for gas, electricity, water, light, heat, power and/or other services used or charges imposed and the Landlord shall not be required to furnish any services or facilities to the premises except for rubbish removal.

      10. Taxes. The Landlord shall pay all Real Estate Taxes on the Leased premises. The Tenant shall pay all taxes and assessments upon the personal property and satellite dish to be erected.

      11. Compliance with Laws. The Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state and municipal authorities, and with any direction of any public officer, pursuant to law, which shall impose any duty upon the Landlord or the Tenant with respect to the leased premises. The Tenant, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease, or for the making of repairs, alterations, improvements or additions, and the Landlord, where necessary, will join the Tenant in applying for all such permits or licenses.

      12. Condition of Premises. At the expiration of the Lease term, the Tenant shall surrender the leased property in as good condition as it was in at the beginning of the term, reasonable use and wear and damages by the elements excepted.

      13. Alterations and Improvements. No alteration, addition or improvement to the leased premises shall be made by the Tenant without the written consent of the Landlord. Any alteration, addition or improvements made by the Tenant after such consent shall have been given, and any fixtures installed as part thereof, shall, at the Landlord's option, become the property of the Landlord upon the expiration or other sooner termination of this Lease; excepting TV satellite dishes, transmission antenna; and associated TV electronic components which shall at all times remain the Tenants property; provided, however, that the Landlord shall have the right to require the Tenant to remove such fixtures at the Tenant's cost upon such termination of this Lease.

      14. Tenant's Default. If the leased premises shall be deserted or vacated, or if proceedings are commenced against the Tenant in any court under any bankruptcy act or for the appointment of a trustee or receiver of the Tenant's property, either before or after the commencement of the Lease term, or if there shall be a default in the payment of rent or any part thereof for more than ten (10) days, or if there shall be default in any other covenant, agreement or condition for more than twenty (20) days after written notice of such default by the Landlord, this Lease (if the Landlord so elects) shall thereupon become null and void, and the Landlord shall have the right to re-enter or repossess the leased premises, either by force, summary proceedings, surrender or otherwise, and dispossess and remove therefrom, the Tenant, or other occupants thereof, and their effects, without being liable to any prosecution therefor. In such case, the Landlord may, at its option, relet the leased premises or any part thereof, and the Tenant shall pay the Landlord the difference between the rent hereby reserved and agreed to be paid by the Tenant for the portion of the term remaining at the time of re-entry or repossession and the amount, if any, received or to be received under such relating for such portion of the term.

      15. Landlord's Right to Perform Tenant's Obligations. If the Tenant is in default, other than the provisions requiring the payment of rent, and the Landlord shall give to the Tenant written notice of such default, and if the Tenant shall fail to cure or commence with due diligence to cure such default within fifteen (15) days after the receipt of such notice, then the Landlord may cure such default for the account of the Tenant, and any such sums reasonably expended by the Landlord in connection therewith shall be deemed to be additional rent and payable with rent which shall next become due.

      16. Right to Access. The Landlord and their representatives may enter the leased premises, at any reasonable time, for the purpose of inspecting the lease premises, performing any work which the Landlord elects to undertake, exhibiting the leased property for sale, lease or mortgage financing, or posting any required notices.

      17. Insurance. During the term of this Lease, the Tenant, at its sole cost and expense, and for the benefit of the Landlord, shall carry and maintain comprehensive public liability insurance, including property damage, insuring the Landlord against liability for injury to persons or property occurring in or about the leased premises or arising from the ownership, maintenance, use or occupancy thereof.

      18. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying said rent, and performing all the covenants and conditions aforesaid, on Tenant's part to be observed and performed, Tenant shall and may peaceably and quietly have, hold and enjoy the premises hereby demised, for the term aforesaid, subject, however, to any underlying mortgages.

      19. Assignment and Subletting. This Lease may not be assigned or sublet by the Tenant without the express written consent of the Landlord.

      20. Indemnification of Landlord. Except for claims arising out of acts caused by the affirmative negligence of the Landlord or its representatives, the Tenant shall indemnify and defend the Landlord and the leased premises, at the Tenant's expense, against all claims, expenses and liabilities arising from (a) the management or occurrence on or about the leased premises; (b) any default by the Tenant hereunder; or (c) any act or omission or negligence of the Tenant or its agents, directors, employees or licensees.

      21. Waiver. The failure of the Landlord to insist upon strict performance of any of its terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that the Landlord may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.

      22. Invalidity or Inapplicability of Clause. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest permitted by law.

      23. Captions. The headings and captions contained in the Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

      24. Successors or Assigns. The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of the Landlord, its successors and assigns, and Tenants, its successors and assigns, and Tenants, its successors and assigns, except as otherwise provided herein.

      25. Subordination or Lease: This Lease is subordinate to all existing mortgages that presently exist on this property. Should the Lessors desire to sell or mortgage said premises after execution of this Lease Agreement this Lease shall be subordinate and secondary to said mortgage or sale of said property provided that nothing shall in anyway inhibit Lessees use of said property in accordance with this Lease Agreement for the remainder of Lessee's term. Lessee shall upon mortgage or sale of said premises execute such documents as are necessary to effectuate such mortgage or sale provided that such documents do not change any of the terms and conditions of Lessees written Lease Agreement.

      26. Entire Agreement; Amendments. It is expressly understood and agreed by and between the parties hereto that this Lease sets forth all the promises, agreement, conditions, inducements and understanding between the Landlord and the Tenant relative to the demised premises and that there are no promises, agreements, conditions, understanding, inducements, warranties or representations, oral or written, express or implied, between them other than as herein set forth and shall not be modified in any manner except by an instrument in writing executed by the parties.

      IN WITNESS WHEREOF, the parties have executed this on the 7th day of January, 1992.

IN THE PRESENCE OF:                LANDLORD:

/S/______________________________  /S/_______________________________
                                   GLENN H. MARTIN

_________________________________  /S/_______________________________
                                   ELOUISE A. MARTIN

                                   TENANT:

                                   NEW ENGLAND WIRELESS INC.

                                   By: /S/__________________________
                                       SCOTT A. WENDEL
                                       PRESIDENT

STATE OF VERMONT
CHITTENDEN COUNTY, SS.

      At Essex Junction, in said County and State, this 7th day of January, 1992, personally appeared GLENN H. MARTIN and ELOUISE A. MARTIN, and SCOTT
A. WENDEL, as duly authorized agent of New England Wireless Inc., and they acknowledged this instrument by them sealed and subscribed, to be their free act and deed and the free act and deed of New England Wireless Inc.

                                   Before me, /S/______________________
                                              Notary Public


                                  GUARANTEE

      In consideration of the making of the foregoing Lease between GLENN H. MARTIN and ELOUISE A. MARTIN and NEW ENGLAND WIRELESS INC., the undersigned do hereby covenant and agree with the said Glenn H. Martin and Elouise A. Martin, their heirs and assigns that if default be made at any time by the Lessee, its successors and assigns, in the payment of rent and/or performance of the covenants in the said Lease Agreement on its part to be paid and/or perform, the undersign will pay said rent and any arrears thereof that may remain due and perform the covenants and also pay any and all damages that may arise in consequence of the nonpayment of said rent and/or the nonperformance of said covenants or any of them.

      Dated this 7th day of January, 1992.


                                   /S/_________________________________
                                      Scott A. Wendel